Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2010, relating to the consolidated financial statements, consolidated financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Integrated Device Technology, Inc.’s Annual Report on Form 10-K for the year ended March 28, 2010.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 19, 2010